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                                 THIRD AMENDMENT
                                       TO
                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                            FORMULA STOCK OPTION PLAN

         THIS THIRD AMENDMENT TO RESOURCE BANCSHARES MORTGAGE GROUP, INC. FORMULA STOCK OPTION PLAN is made as of the 27th day of July, 2000 by RESOURCE BANCSHARES MORTGAGE GROUP, INC. (the "Corporation").

                              W I T N E S S E T H:

         WHEREAS, the Corporation maintains the Resource Bancshares Mortgage Group, Inc. Formula Stock Option Plan (the "Plan") for the benefit of its directors who are not full-time employees or executive officers of the Corporation ("Independent Directors"); and

         WHEREAS, in Section 5.2 of the Plan, the Corporation reserved the right by action of a committee (the "Committee") composed of all members of its Board of Directors except Independent Directors to amend the Plan; and

         WHEREAS, the Committee now desires to amend certain provisions of the Plan;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Corporation covenants and agrees that the Plan is amended as follows, effective as of the date first above written:

         1. Effective July 27, 2000, Section 3.2 of the Plan is amended to provide that the maximum number of shares that may be issued under the Plan shall not exceed in the aggregate 284,850, as such number of shares may be adjusted after the date of this Third Amendment pursuant to Section 4.2 of the Plan.

         2. Effective July 27, 2000, Section 4.1 of the Plan is amended by deleting the first sentence of the section and substituting in lieu thereof the following:

                  "Effective July 27, 2000, no additional Options will be awarded under this Plan. The amendment to discontinue the award of additional Options under this Plan shall not affect any Option heretofore awarded pursuant to the provisions of the Plan."

         3. The Corporation reserves the right by action of the Committee to amend further at any time any of the terms and provisions of the Plan as amended hereby. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.